UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 12, 2008

BRE Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-14306	94-1722214
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 Market Street, 4th Floor, San Francisco, CA	94105-2712
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (415) 445-6530

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 12, 2008, we announced the appointment of Stephen C. Dominiak to executive vice president and chief investment officer, effective September 2, 2008. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K.

Mr. Dominiak, 44, will be responsible for all investment-related activities, including strategic and tactical considerations; sourcing new development opportunities and stabilized property acquisitions; land entitlement; product development; and construction. In addition, he will oversee investment policies, asset allocation guidelines, underwriting, and compliance and risk procedures. He will manage a 57-member team of development, acquisition and construction professionals in Southern California, Northern California and Seattle.

Mr. Dominiak has more than 20 years of experience in real estate, and has been involved in every aspect of development, including analysis, financing, underwriting, development, acquisition and construction. In total, he has played a leadership role in the acquisition, renovation, development and construction of 13,000 multifamily units with a total cost of more than $3.0 billion. Prior to BRE, he served as divisional president and managing partner for JPI’s western division since 2004, in that role Dominiak led a 45-person team and a $676 million multifamily and mixed-use pipeline as well as an additional $617 million in planning or under control in the western United States. From 2003 to 2004 he served as division vice president for BRE in Southern California, and from 1995 to 2003 he served as group vice president for Archstone-Smith Trust in Southern California. Mr. Dominiak received an MBA from the University of California, Irvine, and both a master’s degree in city and regional planning and a bachelor’s degree in architecture from the University of Texas, Arlington. He will be based in the company’s Irvine, California office.

Mr. Dominiak has an employment agreement entered into on August 12, 2008 and effective as of September 2, 2008. The agreement provides for at-will employment commencing on September 2, 2008 and continuing thereafter until terminated. Certain material terms of the agreement are as follows:

Base Salary. Mr. Dominiak has an annual base salary of $362,500. Our Board of Directors reserves the right to review base salaries on an annual basis and may adjust Mr. Dominiak’s base salary based on relevant circumstances.

Annual Incentive Bonus. Mr. Dominiak has the right to receive an annual incentive bonus that is performance based with a specific target bonus level of 100% of Base Salary. The amount of the annual bonus will be based on the achievement of management by objective criteria established by the Compensation Committee of our Board of Directors with a minimum threshold of 0% of base salary and a maximum range of 200% of the target levels set forth above.

Long-Term Incentive Awards. Under his employment agreement, Mr. Dominiak is eligible to receive long-term incentive awards at the discretion of our Board of Directors. It is contemplated that such awards will take into account financial, operating and other results achieved as well as future long-term performance goals. Such awards may be in the form of options, restricted shares which vest over time or upon satisfaction of performance metrics, SARs, stock grants, or any other form of long-term compensation as determined by our Board of Directors in its sole discretion.

Benefits. During the term of his employment agreement, BRE has agreed to pay the premiums on a term life insurance policy covering and for the benefit of Mr. Dominiak with a face amount equal to 100% of base salary. Mr. Dominiak is also entitled to participate in other benefit plans as are generally provided by us to our other officers.

Severance Benefits. If at any time during the term of his employment agreement, the employment of Mr. Dominiak is terminated, he shall be entitled to certain severance benefits based on the nature of his termination. Depending on the cause of the termination, Mr. Dominiak may receive a lump sum payment in an amount up to two years’ base salary and bonus, and income that reflects vesting of any equity award agreements entered into during the term of his employment agreement.

In the event that the benefits provided for in his employment agreement, when aggregated with any other payments or benefits received by Mr. Dominiak, would constitute a “parachute payment,” and would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the aggregate benefits will either be delivered in full or delivered in a lesser amount that would result in no portion of the aggregate benefits being subject to the excise tax, whichever results in the receipt by the officer of the greatest amount of aggregate benefits on an after-tax basis.

As of August 11, 2008, as a result of an Executive Management reorganization, the management titles related to the positions held by Bradley P. Griggs and Deirdre A. Kuring were changed to Senior Vice President, Development and Senior Vice President, Property Operations, respectively.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Except for the historical information contained herein, this report contains forward-looking statements regarding the employment arrangements of Mr. Dominiak, and is based on our current expectations and judgment. You should not rely on these statements as predictions of future events because there is no assurance that the events or circumstances reflected in the statements can be achieved or will occur. Forward-looking statements are identified by words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” or “anticipates” or their negative form or other variations, or by discussions of strategy, plans or intentions. The following factors, among others, could affect actual results and future events: defaults or nonrenewal of leases, increased interest rates and operating costs, failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in effecting acquisitions, failure to successfully integrate acquired properties and operations, inability to dispose of assets that no longer meet our investment criteria under acceptable terms and conditions, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, liability to obtain necessary permits and public opposition to such activities), failure to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended, and increases in real property tax rates. Our success also depends on general economic trends, including interest rates, tax laws, governmental regulation, legislation, population changes and other factors, including those risk factors discussed in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K as they may be updated from time to time by our subsequent filings with the Securities and Exchange Commission, or SEC. Do not rely solely on forward-looking statements, which only reflect management’s analysis. We assume no obligation to update this information. For more details, please refer to our SEC filings, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibit Number

99.1	Press Release dated August 12, 2008

99.2	Employment Agreement with Stephen C. Dominiak dated August 12, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)

Date: August 12, 2008	By:	/s/ Kerry Fanwick
Kerry Fanwick Executive Vice President, General Counsel

EXHIBIT INDEX

Exhibit Number

99.1	Press Release dated August 12, 2008

99.2	Employment Agreement with Stephen C. Dominiak dated August 12, 2008